                                 EXHIBIT 99.1

                     The Children's Beverage Group, Inc.
                Has Selected DiRocco & Dombrow As New Auditors


(NORTHBROOK, IL) The Children's Beverage Group, Inc. (OTC/BB: TCBG) has selected DiRocco & Dombrow, P.A. a member of AICPA/SEC Practice Sessions as its new auditors.

Jon Darmstadter, President & CEO of The Children's Beverage Group, Inc. (OTC/BB:
TCBG) states, "We look forward to working with a CPA firm that has shown a real desire to work with emerging companies like the Children's Beverage Group, Inc. This should keep our expectations to meet all SEC reporting deadlines for our Form 10-KSB on target."

Ray DiRocco, President of DiRocco & Dombrow, P.A. states, "We look forward to our engagement with The Children's Beverage Group, Inc. and bringing them to the next level based upon a sound business plan and model."

The Children's Beverage Group, Inc. is a unique beverage company directed at the billion dollar plus children's beverage market. The company's mission and goal has been to create cutting edge products using the latest in packaging technology. It features a patented no. 5,941,64209/005,627, "Self-Contained Fluid Dispensing System," known in the trade as the 'rip it sip it'(TM) system. The company's products have been marketed by national retailers like Wal-Mart(R), (NYSE: WMT). The company has been featured on the nationally broadcast television program "Emerging Public Companies...the Story Behind the Symbol."


The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of the company: the occurrence of which involves certain risks and uncertainties that could cause the company's actual results to differ materially from expected results. Such risks include the timing of implementation and the scope and success of the program described here.






For more information call
-------------------------
Jon Darmstadter: 847 562-4040